UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: June 20, 2013
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware                0-27275            04-3432319
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer Identification No.)
of Incorporation)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)     (Zip Code)
Registrant's telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)    On June 20, 2013, the Board of Directors (the “Board”) of Akamai Technologies, Inc. (“Akamai”) elected Monte E. Ford as a director to fill a vacancy on the Board effective on that date. Mr. Ford was designated as a Class III member of the Board and was elected to serve until the 2014 Annual Meeting of Stockholders or until his successor is duly appointed and qualified. Mr. Ford most recently served as Executive Chairman of Aptean Software, a provider of enterprise software and services. Mr. Ford was recommended to the Board by its Nominating and Corporate Governance Committee in accordance with the provisions of the Nominating and Corporate Governance Committee Charter.

There are no arrangements or understandings between Mr. Ford and any other person pursuant to which he was elected as a director. Mr. Ford has not yet been designated to serve on any committees of the Board. There are no transactions in which Mr. Ford has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended. Mr. Ford will be eligible to participate in Akamai's non-employee director compensation program.

A copy of the press release announcing Mr. Ford's election is filed herewith as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

    (d)     Exhibits

See Exhibit Index attached hereto which is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Executive Vice President and General Counsel

EXHIBIT INDEX

99.1    Press Release dated June 24, 2013